UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 8, 2018, the Board of Directors (the “Board”) of Sears Holdings Corporation (the “Company”) approved and adopted amendments to the Company’s Amended and Restated By-Laws in the form of Second Amended and Restated By-Laws. The amendments, among other things, include revisions to: (i) Article I, Section 2 to eliminate a reference to the Company’s annual meeting of stockholders being held on the fourth Tuesday in May and allow for the timing of the annual meeting to be at the full discretion of the Board; (ii) Article I, Section 9 to provide that, in order for business to be properly brought before an annual meeting by a stockholder, notice must be delivered to the Company not less than 90 days, and not more than 120 days, prior to the first anniversary of the preceding year’s annual meeting or, if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, then notice must be received not earlier than 120 days prior to the date of the annual meeting and not later than the later of the 90th day prior to the date of the annual meeting or the 10th day following the date on which public disclosure of the date of the annual meeting is made; (iii) Article II, Section 2 to provide that, in order for a stockholder to properly nominate a candidate for election as a director, notice must be delivered to the Company not less than 90 days, and not more than 120 days, prior to the first anniversary of the preceding year’s annual meeting or, if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, then notice must be received not earlier than 120 days prior to the date of the annual meeting and not later than the later of the 90th day prior to the date of the annual meeting or the 10th day following the date on which public disclosure of the date of the annual meeting is made; (iv) Article V, Section 1 to provide that shares of common stock may, but need not, be certificated at the discretion of the Board; (v) Article V, Section 1 to streamline language regarding the replacement of lost, stolen, mutilated or destroyed stock certificates; and (vi) Article VI, Section 1 to provide the Board with discretion regarding the corporate seal.

The summary information set forth in this Current Report on Form 8-K regarding the Company’s Second Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the Second Amended and Restated By-Laws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2018, the Company held its annual meeting of stockholders at the Company’s offices in Hoffman Estates, Illinois. The meeting was held to vote on the matters described below.

1. Election of Directors. Paul G. DePodesta, Kunal S. Kamlani, William C. Kunkler, III, Edward S. Lampert, Ann N. Reese and Thomas J. Tisch were elected to the Board of Directors for a one-year term expiring at the 2019 annual meeting of stockholders and until their successors are elected and qualified. The votes on this matter were as follows:

Name	For	Withheld	Broker Non-Votes
Paul G. DePodesta	65,222,479	13,601,131	14,191,203
Kunal S. Kamlani	64,912,960	13,910,650	14,191,203
William C. Kunkler, III	65,372,724	13,450,886	14,191,203
Edward S. Lampert	65,036,674	13,786,936	14,191,203
Ann N. Reese	65,061,688	13,761,922	14,191,203
Thomas J. Tisch	64,994,181	13,829,429	14,191,203

2. Advisory Vote to Approve the Compensation of Named Executive Officers. The stockholders approved, by an advisory vote, the compensation of the Company’s named executive officers as described in the Company’s proxy statement. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
61,914,994	3,284,752	13,623,864	14,191,203

3. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2018. The stockholders ratified the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018. The votes on this matter were as follows:

For	Against	Abstain
75,293,404	837,037	16,884,372

4. Stockholder Proposal. The stockholders did not approve a stockholder proposal regarding an independent Chair of the Board of Directors. The votes on this matter were as follows:

For	Against	Abstain
4,470,954	60,161,547	14,191,109

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.2 — Second Amended and Restated By-Laws, effective May 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

	By:	/s/ Luke J. Valentino
Luke J. Valentino
Divisional Vice President, Deputy General Counsel & Corporate Secretary

Date: May 10, 2018